EXHIBIT 99.1

EXECUTION COPY

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CROWN IMPORTS LLC

Dated as of January 2, 2007

- i -

4.13.	Payment Default Notice under Importer Agreement or the Sub-license Agreement	24

ARTICLE V OFFICERS		24

5.1.	General	24
5.2.	Term of Office; Removal and Vacancy	24
5.3.	Powers and Duties	25
5.4.	Power to Vote	25

ARTICLE VI EXCULPATION; INDEMNIFICATION		25

6.1.	Exculpation	25
6.2.	Indemnification	26

ARTICLE VII ACCOUNTING AND RECORDS		28

7.1.	Records and Accounting	28
7.2.	Auditors	28
7.3.	Access to Accounting Records	28
7.4.	Deposit and Use of Company Funds	28
7.5.	Financial and Tax Information	29
7.6.	Accounting Decisions	29
7.7.	Tax Matters Partner; Federal Income Tax Elections	29
7.8.	Other Records	29
7.9.	Participation in Audits and Regulatory Matters	30

ARTICLE VIII PRODUCT PRICING; BUSINESS PLANS		30

8.1.	Product Pricing	30
8.2.	Stub Period Business Plan	30
8.3.	Business Plan	31
8.4.	Further Assurances	32

ARTICLE IX CAPITAL CONTRIBUTIONS		33

9.1.	Initial Capital Contributions	33
9.2.	Additional Capital Contributions	33
9.3.	Status of Capital Contributions	33

ARTICLE X RESERVES AND DISTRIBUTIONS		33

10.1.	Available Cash Defined	33
10.2.	Distribution of Available Cash	33
10.3.	Restriction on Distributions	34
10.4.	Passed Distributions	34
10.5.	Deemed Liquidation	34

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ARTICLE XI ALLOCATIONS		35

11.1.	Tax Items	35
11.2.	Successor Members	35

ARTICLE XII TRANSFER OF MEMBER INTERESTS; WITHDRAWAL; ADDITIONAL MEMBERS		35

12.1.	Transfer of Member Interests; Withdrawal	35
12.2.	Permitted Transfers	36
12.3.	Notice of Permitted Transfer	36
12.4.	Additional Restrictions on Transfer	36
12.5.	Substitute or Additional Members	37
12.6.	Financial Adjustments	37
12.7.	Barton’s Put Right Related to the Importer Agreement	38
12.8.	Modelo’s Call Right	38
12.9.	Modelo’s Recurring 10-Year Call Right	40
12.10.	Terms and Conditions of Purchase and Sale of Barton Membership Interest	41

ARTICLE XIII DEADLOCK		43

	[****]	43

ARTICLE XIV DISSOLUTION OF THE COMPANY		44

14.1.	Dissolution of the Company	44
14.2.	Distribution of Assets	44
14.3.	Filing of Certificate of Cancellation	45
14.4.	Return of Contribution Non-Recourse to Other Members	45
14.5.	Cooperation by the Members upon Dissolution	45

ARTICLE XV SURVIVAL		46

ARTICLE XVI GOVERNING LAW; FORUM		46

ARTICLE XVII MISCELLANEOUS		46

17.1.	Notices	46
17.2.	Counterparts and Facsimile Signatures	47
17.3.	Assignment	47
17.4.	Entire Agreement	47

[****]	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

- iii -

17.5.	Severability	47
17.6.	Waiver; Amendment	47
17.7.	Parties in Interest; No Third Party Rights	47
17.8.	Relationship of Parties	48
17.9.	Binding Effect	48
17.10.	Effect of Amendment and Restatement	48

Annex A	Form of Certificate of Formation
Schedule A	Members and Number of Units
Schedule B	Company Brands
Schedule C	Strategic Pricing Initiative
Schedule C-1	Strategic Pricing Initiative – Illustrative Examples (not actual figures)

- iv -

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CROWN IMPORTS LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Crown Imports LLC, a Delaware limited liability company (the “Company”), dated this 2nd day of January, 2007, is by and among the Persons listed on Schedule A hereto, as amended from time to time (individually, a “Member” and, collectively, together with any additional members hereafter admitted to the Company in accordance with this Limited Liability Company Agreement, the “Members”), and amends and replaces, in its entirety, that certain Limited Liability Company Agreement of Crown Imports LLC dated the 28th day of July, 2006 (the “Original Agreement”).

W I T N E S S E T H:

WHEREAS, Barton (as defined below) and Diblo (as defined below) have entered into the Joint Venture Agreement (as defined below), pursuant to which they agreed to form a limited liability company to carry out the joint venture so established;

WHEREAS, on July 28, 2006, pursuant to the Joint Venture Agreement, the Company was formed by Barton by filing a Certificate of Formation with the Delaware Secretary of State, and the Original Agreement was executed by Barton as the sole member;

WHEREAS, the Members desire to enter into this Agreement to replace the Original Agreement in order to define and express all of their respective rights and obligations with respect to the operation of the Company as a limited liability company and intend that from and after the Restatement Effective Date (as defined herein) this Agreement constitute the limited liability company agreement of the Company within the meaning of the Act (as defined below); and

WHEREAS, the Members desire to be bound by the terms of this Agreement;

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms shall have the meanings specified (terms in the singular to have the correlative meaning in the plural and vice versa):

“AB Entity” means Anheuser-Busch Companies, Inc., Anheuser-Busch International, Inc., Anheuser-Busch International Holdings, Inc. or any of their respective Affiliates. For the avoidance of doubt, Grupo Modelo, Diblo and any Grupo Modelo Corporate Family Member shall not be deemed Affiliates of Anheuser-Busch Companies, Inc., Anheuser-Busch International, Inc. or Anheuser-Busch International Holdings, Inc.

“Act” means the Delaware Limited Liability Company Act set forth in Title 6 of the Delaware Code (6 Del. C. § 18-101, et seq.), as amended from time to time.

“Adjusted Gross Sales” means, for any period, gross sales of the Company for such period minus returns and non-promotional allowances and excise taxes.

“Administrative Services Agreement” means the Administrative Services Agreement, dated the Closing Date, by and between Barton Incorporated and the Company, as the same may be amended in accordance therewith.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Limited Liability Company Agreement and the exhibits and schedules hereto, as the same may be amended in accordance with its terms.

“Asset Value Purchase Price” means an amount equal to fifty percent (50%) of the excess of (i) the sum of (x) the net working capital of the Company plus (y) the book value of the property, plant and equipment of the Company, net of depreciation, over (ii) the interest bearing liabilities of the Company, in the case of (i) and (ii), as shown on the balance sheet of the Company prepared in accordance with GAAP as of the date of transfer of the Barton Membership Interest. For the avoidance of doubt, no goodwill or other intangible assets shall be included in clause (i)(y).

“Authorization” means any license, membership, approval, variance or permit, consent, order, decree, notification, declaration, registration, filing, certificate or other authorization, domestic or foreign.

“Available Cash” has the meaning assigned to that term in Section 10.1.

“Barton” means Barton Beers, Ltd., a Maryland corporation.

“Barton Contribution Agreement” means the Contribution Agreement dated the 17th day of July, 2006, by and between Barton, Diblo and the Company, as the same may be amended in accordance therewith.

“Barton Director” means a Director designated by Barton as provided in Section 4.1.

“Barton Membership Interest” means the Membership Interest held by Barton or its Permitted Transferees.

“Barton Opportunity Cost” means an amount equal to (a) net income for the twelve (12) month period ending on the last day of the calendar month preceding the date of transfer of the Barton Membership Interest divided by two (2), multiplied by (b) the number of years (including fractions thereof) remaining in the Initial Term or the then-current Renewal Term, as the case may be.

“Base Customer Price” has the meaning assigned to that term in the Importer Agreement.

“Beer” means beer, ale, porter, stout, malt beverages, and any other versions or combinations of the foregoing, including, without limitation, non-alcoholic versions of any of the foregoing.

“Board” or “Board of Directors” means the Directors of the Company collectively exercising their authority as managers under the Act in the manner set forth in this Agreement.

“Business Day” means any day, other than Saturday, Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, or Mexico City, Mexico are authorized or obligated by law to close.

“Business Plan” means (a) for the period from the Closing Date through December 31, 2006, the Stub Period Business Plan, and (b) for each Fiscal Year thereafter, the annual budget and operating plan, including, without limitation, the marketing, promotion or creative plan, and a projected balance sheet, income statement and statement of cash flow, for the Company for such Fiscal Year presented to and approved by the Board of Directors in the manner set forth in Section 8.3. In the absence of approval of a Business Plan for any Fiscal Year, the “Business Plan” for that Fiscal Year shall be deemed to be the last Business Plan approved by the Board with those adjustments described in Section 8.3.

“Capital Contribution” for each Member means the aggregate of any cash, cash equivalents and the fair market value of property that a Member contributes to the Company pursuant to Article IX or is deemed to have contributed to the Company as provided in Section 2.7.

“CBI” means Constellation Brands, Inc., a Delaware corporation.

“Certificate of Cancellation” means the Certificate of Cancellation of the Company that may be filed before with the Delaware Secretary of State pursuant to Section 14.3(a).

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Delaware Secretary of State on July 28, 2006, in the form attached as Annex A hereto.

“Changes” has the meaning assigned to that term in Section 8.4.

“Claim” means any action, suit, investigation, proceeding, demand, assessment, arbitration, audit by a Governmental Authority, judgment or claim.

“Closing Barton Balance Sheet” has the meaning assigned to that term in the Joint Venture Agreement.

“Closing Date” has the meaning assigned to that term in the Joint Venture Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Assets” means the material assets owned, leased or licensed by the Company immediately prior to a transfer of the Barton Membership interest to Modelo pursuant to Section 12.9.

“Company Brands” means any Beer imported, marketed or sold by the Company, including, without limitation, any Beer marketed, imported or sold by the Company under the trademarks set forth on Schedule B and any name or mark similar thereto or any variation thereof.

“Company Business” means importing, marketing and selling the Company Brands in the Territory, and related activities.

“Competing Business” has the meaning assigned to that term in Section 3.3(b).

“Communications Plan” has the meaning assigned to that term in Section 2.8.

“Contributed Barton Assets” has the meaning assigned to the term “Contributed Assets” in the Barton Contribution Agreement.

“Contributed Barton Liabilities” has the meaning assigned to the term “Contributed Liabilities” in the Barton Contribution Agreement.

“Contributed Modelo Party Cash” has the meaning assigned to that term in the Joint Venture Agreement.

“Covered Person” has the meaning assigned to that term in Section 6.1(a).

“Deadlock” has the meaning assigned to that term in Section 13.1.

“Diblo” means Diblo, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the Country of Mexico.

“Director” means a manager (as defined in Section 18-101(10) of the Act) of the Company who is a member of the Board of Directors.

“EBIT” means, for any period, the earnings of the Company for such period before interest and taxes, computed in accordance with GAAP.

“Election Notice” has the meaning assigned to that term in Section 12.3.

“Entity Classification Election” has the meaning assigned to that term in Section 4.5(c)(x).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as amended.

“Excluded Territory” means a portion or portions of the Territory that, in the aggregate, account for fifteen percent (15%) or less of the Adjusted Gross Sales of Modelo Brands by the Company during the twelve-month period ending on the last day of the calendar month preceding the date on which the Barton Membership Interest is transferred to the Modelo Party.

“Extrade” means Extrade, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

“Extrade II” means Extrade II, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

“Fiscal Year” has the meaning assigned to that term in Section 7.1.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any domestic or foreign federal, national, state, provincial, municipal or local government, administrative or legislative body, governmental or regulatory agency or authority, bureau, commission, court, department or other instrumentality or other governmental entity of any country.

“Grupo Modelo” means Grupo Modelo, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

“Grupo Modelo Corporate Family Member” means Grupo Modelo, Diblo and any Person that is wholly owned by Grupo Modelo or Diblo, except for qualifying shares representing a de minimis portion of the total voting power of such Person.

“Importer Agreement” means the Importer Agreement, dated the Closing Date, by and between Extrade II and the Company, as the same may be amended in accordance therewith.

“Initial Term” means the period commencing on the Closing Date and ending on December 31, 2016.

“Insider Business” has the meaning assigned to that term in Section 3.4(a).

“Joint Venture Agreement” means the Agreement to Establish Joint Venture, dated the 17th day of July, 2006, by and between Barton and Diblo, as the same may be amended in accordance therewith.

“Law” has the meaning assigned to that term in the Joint Venture Agreement.

“LIBO Rate” means, on any date this rate is to be determined pursuant to this Agreement, the offered rate for deposits in U.S. dollars having an index maturity of one month, in amounts of at least $1,000,000, as such rate appears on “Telerate Page 3750” at approximately 11:00 a.m., London time, on such date of determination or, if on any such date, such rate does not appear on the “Telerate Page 3750” as of 11:00 a.m., London time, or if the “Telerate Page 3750” is not available on such date, Barton will obtain such rate from Bloomberg L.P.’s page “BBAM.”

“Litigation Expense” means any expense incurred in connection with investigating, defending or asserting any Claim indemnified against under this Agreement, including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals, whether incurred in any action or proceeding between the parties to this Agreement or between any party to this Agreement and a third party.

“Loss” means any loss, obligation, liability, settlement payment, award, judgment, fine, penalty, interest charge, expense, damage or deficiency or other charge, other than a Litigation Expense.

“Majority Approval” has the meaning set forth in Section 4.5(b).

“Marcas Modelo” means Marcas Modelo, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

“Material Interference” means, with respect to the Importer Agreement, the willful breach by Extrade II of the supply obligations or exclusivity provisions of the Importer Agreement to such a degree as to cause a material adverse effect on the Company Business.

“Member” means each of Barton and Modelo and their respective Permitted Transferees who are admitted as Members of the Company and such other Persons who are admitted as Members of the Company in accordance with this Agreement.

“Membership Interest” means all of the rights and obligations attendant to a Member’s ownership interest in the Company, including, but not limited to, the right to receive distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions and credits of the Company, and any and all other rights and obligations a Member is entitled to as a holder of an ownership interest in the Company, including voting rights, as and to the extent provided in this Agreement.

“Membership Units” means, as to any Member, the number of units set forth opposite such Member’s name on Schedule A hereto.

“Modelo” or “Modelo Party” means GModelo Corporation.

“Modelo Brand” has the meaning assigned to the term “Product” in the Importer Agreement.

“Modelo Director” means a Director designated by Modelo as provided in Section 4.1.

“Notice of Acquisition” has the meaning assigned to that term in Section 12.8(a).

“Notice of Deadlock” has the meaning assigned to that term in Section 13.3(a).

“Notice of Call” has the meaning assigned to that term in Section 12.9(a).

“Original Agreement” means that certain Limited Liability Company Agreement of Crown Imports LLC dated the 28th day of July, 2006.

“Partial Restored Profits Purchase Price” means an amount equal to the Restored Profits Purchase Price multiplied by a fraction, the numerator of which is equal to Adjusted Gross Sales from sales of Modelo Brands by the Company into the Excluded Territory during the twelve (12) month period ending on the last day of the calendar month preceding the date on which Barton transferred the Barton Membership Interest to the Modelo Party, and the denominator of which is equal to the Adjusted Gross Sales of the Company from sales of Modelo Brands by the Company into the Territory during the twelve (12) month period ending on the last day of the calendar month preceding the date on which Barton transferred the Barton Membership Interest to the Modelo Party.

“Partial Sole Venture” means the operation and ownership of the Company, Company Business and Company Assets as a Sole Venture, as modified by one of either (a) or (b) below, due to the inability of the Modelo Party to so operate or own the Company, Company Business and Company Assets as a Sole Venture as a result of the application of any Law in the Excluded Territory (other than as described in Section 12.10(c)(ii)):

(a) the Modelo Party ceases the importation and sale of Beer into the Excluded Territory; or

(b) the Modelo Party sends notice to Barton that it intends to continue the importation and sale of Beer into the Excluded Territory in a manner other than as a Sole Venture and into the remainder of the Territory as a Sole Venture, in which case Barton may elect, in the sole and absolute discretion of Barton, to (i) assist the Modelo Party with the importation and sale of Beer into the Excluded Territory on the same terms and conditions as the parties were servicing the Excluded Territory prior to the transfer of the Barton Membership Interest to the Modelo Party; or (ii) permit the Modelo Party to import and sell Beer into the Excluded Territory with the assistance of a Person other than Barton in which case the Modelo Party shall pay to Barton an amount equal to the Partial Restored Profits Purchase Price in addition to, for the avoidance of doubt, where applicable, the Asset Value Purchase Price, and where applicable, the Barton Opportunity Cost.

“Partial Sole Venture Notice” means a written notice delivered to Barton in the manner set forth in Section 17.1, specifying (a) the Law or Laws restricting the operation of the Company as a Sole Venture, (b) the Claim or Claims which exist or arise under Section 12.10(b)(i) or 12.10(b)(ii), (c) the Excluded Territory and, (d) which of the two options Modelo is electing under the definition of Partial Sole Venture.

“Percentage Interest” of each Member is equal to a fraction, the numerator of which shall be the number of Membership Units held by that Member as reflected on Schedule A, and the denominator of which shall be the total number of Membership Units held by all Members.

“Permitted Holders” means (a) the Estate of Marvin Sands, Marilyn Sands, her descendents (whether by blood or adoption), her descendents’ spouses, Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, or Andrew Stern, or the estate of any of the foregoing individuals, or the Mac and Sally Sands Foundation, Incorporated, (b) trusts which are for the benefit of Marilyn Sands, her descendents, her descendents’ spouses, Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, or Andrew Stern, or any trust for the benefit of any such trust which trusts are under the control of any or a combination of Marilyn Sands, her descendents, her descendents’ spouses, Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, or Andrew Stern or any trustee of such trusts, or (c) partnerships, limited liability companies or any other entities which are controlled by the Estate of Marvin Sands, any or a combination of Marilyn Sands, her descendents, her descendents’ spouses, Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, Andrew Stern, the estate of any of the foregoing individuals or a trust referred to in the foregoing clause (b).

“Permitted Transfer” has the meaning assigned to that term in Section 12.2(b).

“Permitted Transferee” has the meaning assigned to that term in Section 12.2(b).

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, a company with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal representative, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted.

“Price” has the meaning assigned to that term in the Importer Agreement.

“Purchase Notice” means a written notice delivered by either Modelo or Barton to exercise its right to either purchase, in the case of Modelo, or sell, in the case of Barton, the Barton Membership Interest, pursuant to Sections 12.7 or 12.8.

“Regulations” means Treasury Regulations promulgated under the Code.

“Renewal Term” means a ten-year period commencing on the first day following the end of either the Initial Term, in the case of the first such Renewal Term, or following the end any prior Renewal Term, in the case of each Renewal Term thereafter.

“Restatement Effective Date” means 8:00 a.m. central standard time on the Closing Date.

“Restored Profits Purchase Price” means an amount equal to the excess of (x) fifty percent (50%) of the excess of (a) eight (8) multiplied by EBIT for the twelve (12) month period ending on the last day of the calendar month preceding the date of transfer of the Barton Membership Interest, over (b) the interest bearing liabilities of the Company as of such date less (y) the amount of any Partial Restored Profits Purchase Price previously paid to Barton.

[****]

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Services” has the meaning assigned to that term in the Administrative Services Agreement.

[****]	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

“Sole Venture” as hereafter defined and explained, means the operation and ownership of the Company, Company Business and Company Assets by Modelo or a Grupo Modelo Corporate Family Member in compliance with the following requirements:

(a) as the sole member of the Company, or through one or more Grupo Modelo Corporate Family Members other than the Company; and

(b) without any other Person having any interest in, or right to acquire any interest in, the equity of the Company, whether directly, indirectly, beneficially, or otherwise;

provided that a “Sole Venture” will not exist if one or more AB Entities own, directly or indirectly, (x) more than fifty percent (50%) of the total voting power of the total outstanding voting stock of Grupo Modelo, or (y) more than fifty percent (50%) of the total voting power of the total outstanding voting stock of Diblo.

“Special Advisory Committee” has the meaning assigned to that term in Section 13.3(c).

“Strategic Pricing Initiative” means the methods, processes and procedures to be used by the Company to determine the price of Beer sold to the Company’s customers as described on Schedule C, together with those changes as may be approved from time to time by the Board of Directors by Unanimous Approval.

“Stub Period” means the period of time commencing on the Closing Date and ending on December 31, 2006, if any.

“Stub Period Business Plan” means the budget and operating plan, including, without limitation, the marketing or creative plan and a projected balance sheet, income statement and statement of cash flow, for the Company for the Stub Period, if any, to be approved by the Board of Directors in the manner set forth in Section 8.2.

“Sub-license Agreement” means the Sub-license Agreement, dated the Closing Date, by and between Marcas Modelo and the Company, as the same may be amended in accordance therewith.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges in the nature thereof (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges, but excluding any excise, transfer, sales, use, documentary, filing, recording and other similar taxes imposed by any taxing authority applicable to, imposed upon or arising out of the transactions contemplated by this Agreement.

“Tax Matters Partner” has the meaning assigned to that term in Section 7.7.

“Taxable Income” or “Taxable Loss”, respectively, mean for each Fiscal Year or other applicable period the taxable income or loss (including items required to be separately stated) of the Company in accordance with the method of accounting followed by the Company for federal income tax purposes and determined in accordance with Code Section 703(a).

“Territory” means the fifty states of the United States of America, the District of Columbia and Guam.

“Trademarks” has the meaning assigned to that term in the Sub-license Agreement.

“Transfer” means any sale, assignment, transfer, pledge, hypothecation, gift, encumbrance or other disposition of a Membership Interest or any portion thereof, and includes any such transaction between Members.

“Transition Costs” has the meaning assigned to that term in the Joint Venture Agreement.

“Transition Period” means the period of time commencing on the date of the Joint Venture Agreement and ending on the day prior to the Closing Date.

“Unanimous Approval” has the meaning assigned to that term in Section 4.5(c).

“Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

1.2. Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article”, “Section”, “Schedule” or “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of this Agreement, unless otherwise specifically stated; (v) the words “include” or “including” shall mean “include, without limitation” or “including, without limitation;” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c) References to statutes shall include all regulations promulgated thereunder and, except to the extent specifically provided below, references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement is the joint drafting product of the parties hereto and each provision has been subject to negotiation and agreement and shall not be construed for or against any party as drafter thereof.

(e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(f) All amounts in this Agreement are stated and shall be paid in United States dollars.

ARTICLE II

ORGANIZATION OF THE COMPANY

2.1. Formation; Qualification. The Company was formed under the laws of the State of Delaware on July 28, 2006, upon the filing of the Certificate of Formation with the Delaware Secretary of State. Dawn Traficanti was and is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware (such filing being hereby ratified and confirmed in all respects). Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased. The President of the Company, or any other officer or Director authorized by the Board of Directors, shall (a) file such other documents and instruments with such appropriate authorities as may be necessary or appropriate from time to time to comply with all requirements for the formation and operation of a limited liability company in Delaware, including as an authorized person within the meaning of the Act, and (b) execute and file all requisite documents and instruments to enable the Company to qualify to do business as a foreign limited liability company in the State of Illinois and in each other jurisdiction in which, in the reasonable judgment of the Board, such qualification may be necessary or appropriate for the conduct of the business of the Company. The Members hereby agree to operate the Company as a limited liability company under and pursuant to the provisions of this Agreement and the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

2.2. Name. The business of the Company shall be conducted under the name “Crown Imports LLC”. The Board, by Unanimous Approval, shall have the power to change the name of the Company at any time by amending the Certificate of Formation in accordance with the Act.

2.3. Purposes. The principal purposes for which the Company is formed are (a) importing, marketing and selling Beer in the Territory and to engage in activities incidental thereto, and (b) to engage in any other lawful business, purpose or other activity (whether similar or dissimilar to the enumerated activities) approved by the Board, by Unanimous Approval, subject to the provisions of Section 18-106 of the Act.

2.4. Powers. The Company shall possess and may exercise all powers necessary, convenient or incidental to the conduct, promotion or attainment of its business, purposes or activities to the fullest extent provided in the Act.

2.5. Principal Place of Business: Registered Office and Agent. The Company’s registered office shall be at the office of its registered agent located at [2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, in the County of New Castle, State of Delaware,] and the registered agent at such address shall be Corporation Services Company. The registered office and agent may be changed from time to time by the Board by amending the Certificate of Formation in accordance with the provisions of this Agreement and the Act. The Board shall cause prompt notice of any such change to be given to the Members. The principal offices of the Company shall be in Chicago, Illinois, or another place approved by the Board, by Unanimous Approval.

2.6. Term. The term of the Company shall be perpetual, unless the Company is earlier dissolved in accordance with the provisions of this Agreement or the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in the manner required by the Act.

2.7. Organization Expenses. During the Transition Period, all Transition Costs shall be paid by Barton, and fifty percent (50%) of such Transition Costs shall be reimbursed by Modelo, as provided in the Joint Venture Agreement.

2.8. Disclosure. Each Member shall use reasonable efforts to develop a joint communications plan (the “Communications Plan”), and each Member shall use reasonable efforts (i) to ensure that all press releases and other public statements with respect to the Company and its formation and operation shall be consistent with the Communications Plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the Company or its formation and operation.

2.9. Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Members will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Members agree to execute and deliver such other documents, certificates, agreements, assignments, transfer instruments, notices and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

ARTICLE III

MEMBERS AND MEMBERS’ INTERESTS

3.1. Membership Interests; Members.

(a) There shall be one class of Membership Interest in the Company. Membership Interests shall not be represented by membership certificates, unless otherwise agreed by Unanimous Approval of the Board.

(b) Except as otherwise provided in this Agreement, Membership Interests shall be entitled to the same benefits, rights, duties and obligations and shall vote together on all matters as a single class. Notwithstanding the foregoing, except for the appointment and removal of Directors, or as otherwise provided in this Agreement or by nonwaivable provisions of applicable law, the Members will not have any right to vote on matters with respect to the Company.

(c) The names of the Members and their respective Membership Units are set forth on Schedule A hereto.

3.2. Limitation on Liability. No Member shall be liable for any debt, obligation or liability of the Company, except as provided by law or as otherwise specifically provided herein.

3.3. Business Opportunities; Other Business Ventures; Compliance with Laws.

(a) The Members recognize that each of Barton, Modelo and their Affiliates are currently engaged in the production, sale and distribution of alcoholic beverages, that they will continue in such businesses following establishment of the Company and that certain of their continuing businesses will be or in the future may be in competition with the business of the Company. Accordingly, subject to Section 3.3(b) and Section 3.3(c), Barton, Modelo and any of their respective Affiliates, agents or representatives and any officer, director, employee or shareholder of, or other Person holding a legal or beneficial interest in Barton, Modelo or any Affiliate of Barton or Modelo, may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, whether or not such other enterprises shall be in competition with or operating the same or similar businesses as the Company, and such Member shall not have any obligation or duty to bring business opportunities to the attention of the Company or any other Member.

(b) Notwithstanding anything in Section 3.3(a), so long as a Member holds any Membership Units, such Member and each of its Affiliates (for the avoidance of doubt, with the exception of the AB Entities) shall not, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected as a manager, director, officer, employer, employee, partner, member, consultant, independent contractor or otherwise with, or permit its name to be used by or in connection with, any profit or non-profit business or organization that imports or distributes Beer (excluding retail sales of Beer) to or in the Territory (a “Competing Business”); provided, that nothing contained in this Section shall prevent a Member or any of its Affiliates from (i) acquiring or holding an interest of less than five percent (5%) of the outstanding equity securities of any beer importation or distribution business in the Territory whose equity securities are publicly traded, or (ii) making and thereafter maintaining an investment in any Person if the assets used by such Person in the activity of importing or distributing Beer constitute less than five percent (5%) of the value of the assets of such Person, and further provided that, if a Member shall provide the Company with the opportunity to participate in a Competing Business, and if the Directors appointed by the other Member do not approve the Company’s participation in such Competing Business, then the Member that first presented such opportunity to the Company (or its Affiliate) shall have the right to participate in the Competing Business on the same terms and conditions as were presented to the Company and declined.

(c) Notwithstanding anything in Section 3.3(a), so long as a Member holds any Membership Units, such Member and each of its Affiliates shall not take any action, directly or indirectly, that would result in the Company losing any Authorization from a Governmental Authority necessary for the conduct of the Company Business or that would cause the Company to be in violation of any law, statute, order, ordinance, code, or rule or regulation of any Governmental Authority, except where any such loss or violation would not have a material adverse effect on the assets, business, financial condition or results of operations of the Company.

3.4. Business Transactions Involving a Member or Affiliate of a Member.

(a) Except for the Importer Agreement, the Sub-license Agreement and the Administrative Services Agreement and as provided in this Section 3.4(a), no Member or Director or any Affiliate of a Member or a Director shall lend money to, provide services to or transact other business with the Company or have a financial interest in any such business (collectively, “Insider Business”), unless (i) such Member’s, Director’s or Affiliate’s interest or involvement in such Insider Business is fully disclosed to the Board, (ii) all of the Directors appointed by a Member with Insider Business or all Directors appointed by the same Member as the Director with Insider Business abstain from voting or taking any action to approve such Insider Business, and (iii) such Insider Business is authorized by all of the Directors appointed by the Member not involved in such Insider Business.

(b) If the Company shall have any Claim, right or remedy of whatsoever nature against a Member or any Affiliate thereof arising under or relating to any Insider Business between the Company and a Member previously authorized in the manner set forth in Section 3.4(a), including the Importer Agreement, the Sub-license Agreement or the Administrative Services Agreement, such Member’s Directors shall not be disqualified from acting as members of the Board of Directors with respect to, nor shall such Member’s Directors be required to abstain from voting or taking any action on, such Claim, right or remedy, notwithstanding the fact that such Directors were appointed by such Member. In the event the Board of Directors is unable to reach a decision with regard to any such Claim, right or remedy, then a Deadlock shall be deemed to have occurred and the provisions of Article XIII shall apply.

3.5. Management by Members. Except as authorized by the Board in accordance with this Agreement, no Member (in his, her or its capacity as such) or representative of a Member shall take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Except and only to the extent expressly delegated by the Board (with Majority Approval) or specified in this Agreement, no Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company. Nothing in this Section 3.5, however, is intended to restrict a Director or officer of the Company who is also a Member in the exercise of his or her power or authority as a Director or officer of the Company.

3.6. Title to Company Property. All property and assets owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity and no Member, individually, shall have any ownership of such property and assets.

3.7. Partition. Except as set forth in Article XII of the Joint Venture Agreement, no Member nor any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of itself, and its successors, successors-in-title, and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement and that the right of any Member or successor-in-interest to assign, Transfer, sell or otherwise dispose of such Member’s interest in the Company shall be subject to the limitations, restrictions and other terms of this Agreement.

3.8. Members’ Representations. Each Member represents and warrants as follows:

(a) It has, during the course of this transaction, had the opportunity to ask questions of, and has received answers from, the Company and its representatives concerning the Company and this transaction.

(b) It is acquiring the Membership Interest for its own account, for investment, and not with a view to any resale or “distribution” thereof within the meaning of the Securities Act.

(c) It understands that because the issuance of the Membership Interest to the Member has not been registered under the Securities Act, it cannot dispose of the Membership Interest or any portion thereof until the Membership Interest has been registered under the Securities Act or an exemption from such registration is available.

(d) It is sufficiently knowledgeable and experienced in financial matters so as to be able to evaluate the risks and merits of its investment in the Company, and it is able to bear the economic risk of loss of its entire investment in the Company. It is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

(e) It has been advised that the issuance of the Membership Interest by the Company pursuant to the transactions contemplated in this Agreement has not been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and that the Company is issuing the Membership Interest to it pursuant to this Agreement in reliance upon, among other things, the representations and warranties of it contained in this Section 3.8.

3.9. Payment Default Notice under Importer Agreement and Sub-license Agreement. In the event the Company receives a notice from Extrade II pursuant to Section 11.3 of the Importer Agreement or from Marcas Modelo pursuant to Section 4.3 of the Sub-license Agreement, Barton and Diblo shall use their reasonable best efforts to take any and all action necessary or advisable to effect a cure and payment to Extrade II in accordance with the requirement of Section 5.6 of the Importer Agreement or to Marcas Modelo in accordance with the requirement of Section 3.2 of the Sub-license Agreement, as the case may be, including, without limitation, removing and replacing the then current President of the Company and such other officers of the Company as shall persist in such non-payment and authorizing such agents and officers as needed to make prompt payment on behalf of the Company for all amounts due.

ARTICLE IV

MANAGEMENT OF THE COMPANY

4.1. Board of Directors. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors, in the manner of the board of directors of a Delaware corporation. The Board shall consist of eight (8) Directors: four (4) Directors, who shall be selected and nominated by Barton (“Barton Directors”) and four (4) Directors who shall be selected and nominated by Modelo (“Modelo Directors”). In no event shall an officer or employee of an AB Entity be a Director of the Company. To the extent permitted by applicable law, any action that could be taken by the Members, may be taken by the Board of Directors, as provided below. Each Director on the Board shall continue to serve as a Director until such time as his or her death, resignation, incapacity or removal in accordance with Section 4.7. The senior management of both parties will work together and cooperate in the direction of the business of the Company.

4.2. Powers and Authority of the Board. Except where approval of the Members is expressly required by nonwaivable provisions of applicable law or as otherwise specifically provided in this Agreement, the Board shall have full, exclusive and complete discretion to direct and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to authorize management of the Company or such other Persons as it may designate to take all such actions as it deems necessary or appropriate to accomplish the foregoing and the purposes of the Company as set forth herein. Without limiting the generality of the foregoing, but subject to the other provisions of this Article IV, the Board shall have the power and authority to cause the Company to:

(a) expend funds in furtherance of the purposes of the Company;

(b) invest and reinvest in securities or other property of any character, real or personal, including, but not limited to, common and preferred stocks, bonds, notes, debentures, mortgages, leases and partnership interests (general or limited);

(c) sell, exchange or otherwise dispose of any such securities or other property at public or private sale and to grant options for the purchase, exchange or other disposition thereof, and to exercise or sell any options and any conversion, subscription, voting and other rights, discretionary or otherwise, in respect thereof;

(d) manage and keep in force such insurance as may be required to reasonably protect the Company and its assets;

(e) borrow money and/or guarantee obligations, on such terms and at such rates of interest as the Board may deem advisable and proper;

(f) pledge the credit of the Company and grant security interests in Company assets for Company purposes;

(g) appoint and remove officers and employees of the Company;

(h) employ such agents, independent contractors, attorneys and accountants as the Board deems reasonably necessary;

(i) commence, defend, compromise or settle any Claims for and on behalf of the Company;

(j) execute, deliver and file any amendment, restatement or revocation of the Certificate of Formation as may be necessary or appropriate to reflect actions properly taken by the Board and/or the Members under this Agreement;

(k) execute, deliver, file and/or record any and all instruments, documents or agreements of any kind which the Board may deem appropriate or as may be necessary or desirable to carry out the purposes of the Company; and

(l) take such other actions as the Board of Directors may reasonably believe to be necessary or desirable to carry out the purposes of the Company.

Only the Board, acting as provided in this Agreement, shall have the power to bind the Company, except and to the extent otherwise set forth in Article V or as expressly delegated to any other Person by the Board, but such delegation shall not cause the Board to cease to be responsible for the management of the Company. The expression of any power or authority of the Board in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

4.3. Meetings; Quorum.

(a) Meetings of the Board of Directors shall be held at least quarterly. Meetings may be called by order of the President or any Director. Notice of the time and place of each meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least twelve (12) Business Days before the meeting, or by sending the same by nationally recognized overnight courier service at least ten (10) Business Days before the meeting, or by telephoning, telecopying, e-mailing or delivering personally the same at least ten (10) Business Days before the meeting to each Director; provided, however, that notice of any special meeting of the Board may be given by nationally recognized (for notices to Directors) overnight courier service, or by telephoning, telecopying, e-mailing (in each case confirmed on the same day by nationally or internationally, as appropriate, recognized courier service) or delivering personally the same, at least three (3) Business Days before the meeting to each Director. Except as otherwise specified in the notice thereof, or as required by the Act, the Certificate of Formation or this Agreement, any and all business may be transacted at any meeting.

(b) At any meeting of the Board of Directors, the presence in person or by proxy of all four (4) Barton Directors and all four (4) Modelo Directors shall constitute a quorum for the transaction of any specified item of business requiring Unanimous Approval and the presence in person or by proxy of at least two (2) Barton Directors and two (2) Modelo Directors shall constitute a quorum for the transaction of any other business or of any other specified item of business. In the absence of a quorum those Directors present may adjourn the meeting to a specified date (which shall not be less than seventy two (72) hours after the date of the originally scheduled meeting). If a quorum is lacking at the adjourned meeting, that meeting may again be adjourned to a specified date (which shall not be less than seventy two (72) hours after the date of the first adjourned meeting). Notice of an adjourned meeting shall be given in the manner specified in Section 4.3(a), except that (i) such notice need not be delivered more than seventy two (72) hours prior to the adjourned meeting, and (ii) notice of a second adjourned meeting shall be accompanied by a meeting agenda describing in general terms the matters to be discussed and approved at the meeting. At any adjourned meeting at which the requisite quorum is present any action may be taken which might have been taken at the meeting as originally called.

(c) The secretary of each meeting of the Board shall record the deliberations and determinations of the Board in written minutes which will be circulated by the secretary to the Directors after the meeting for their review and approval at or before the next meeting of the Board.

4.4. Organization. Every meeting of the Board shall be presided over by two Co-Chairmen of the Board, or, in the absence of one Co-Chairman of the Board, by the present Co-Chairman of the Board, or, in the absence of both Co-Chairmen, by such Director as shall be selected by the majority of the Directors present. The Co-Chairmen of the Board or the presiding Director, as the case may be, shall select a person (who need not be a Director) to act as the secretary of the meeting. One Co-Chairman of the Board shall be appointed by Barton; the other Co-Chairman of the Board shall be appointed by Modelo. The President, if he or she is not a Director, shall be entitled to be present at all Board sessions, except as to matters affecting his or her employment, compensation or performance.

4.5. Vote.

(a) At any meeting of the Board of Directors, each Director shall be entitled to one (1) vote on any matter presented to the Board.

(b) Except as to matters requiring Unanimous Approval pursuant to Section 4.5(c) or another section of this Agreement, the affirmative vote, approval or consent of at least two (2) Barton Directors and two (2) Modelo Directors (“Majority Approval”) shall be necessary and required for the approval of any item of business.

(c) Notwithstanding the provisions of Section 4.5(b), but subject to Section 4.5(d), the following actions or transactions shall require the affirmative vote, approval or consent of all four (4) of the Barton Directors and all four (4) of the Modelo Directors (“Unanimous Approval”):

(i) the approval of and any amendments or modifications to or departure from the Stub Period Business Plan and each Business Plan thereafter;

(ii) any amendments or modifications to the Strategic Pricing Initiative and the parameters referred to therein;

(iii) the assumption of the representation of any third party brands, or the purchase, licensing, sale or other acquisition or disposition of brands;

(iv) any change in the prices of products sold by the Company other than as provided by the Strategic Pricing Initiative;

(v) any amendments to the Certificate of Formation, the Administrative Services Agreement, the Importer Agreement, the Sub-license Agreement or this Limited Liability Company Agreement;

(vi) the issuance of additional Membership Interests or rights therein;

(vii) any merger, conversion, consolidation or other business combination;

(viii) any (A) voluntary dissolution or liquidation, (B) filing of a petition in bankruptcy, (C) appointment of a receiver, or (D) assignment for the benefit of creditors of the Company;

(ix) (A) paying or making any dividend or distribution to any Member other than as provided in Section 10.2(a) or (B) any change in the dividend or distribution policies set forth in Article X;

(x) any material change in accounting or tax policies, other than changes required by GAAP, including any change or revocation of the “Entity Classification Election” under the Code, or any similar provision enacted in lieu thereof, or any corresponding provision of state tax laws or any action that will cause the Entity Classification Election of the Company to be changed;

(xi) any borrowing of money or other incurrence of indebtedness or the grant of any security interest or lien in Company assets;

(xii) any capital expenditures not authorized by a line item in the current Business Plan, in excess of $1,000,000, individually, or $5,000,000 in the aggregate in any Fiscal Year;

(xiii) any acquisition of assets, equity or debt of another business or Person outside the ordinary course of the Company’s business;

(xiv) any sale, exchange, lease, mortgage, pledge or other disposition, directly or indirectly, of any of the assets of the Company other than in the ordinary course of business;

(xv) any disposition of an asset, other than inventory disposed of in the ordinary course of business, with either a book or fair market value in excess of $250,000 not specifically authorized in a disposition plan incorporated into the current Business Plan;

(xvi) any (A) Insider Business, (B) any Claim, right or remedy arising out of Insider Business pursuant to Section 3.4, (C) any agreements or commitments which, by their terms, restrict the Company from making any mandatory distribution in the amount contemplated by Section 10.2(a), or (D) any action, transaction or series of transactions with a single unaffiliated third party during any Fiscal Year of the Company not authorized by a line item in the current Business Plan (1) in the ordinary course of business of the Company, involving in the aggregate an amount in excess of $250,000, or (2) outside the ordinary course of business of the Company, involving in the aggregate an amount in excess of $50,000;

(xvii) determination on behalf of the Company to appoint or terminate the President, the Chief Financial Officer, or any other senior management and compensation decisions related thereto;

(xviii) appointment of a new Co-Chairman or a new President of the Company;

(xix) any material departure from the strategic direction developed by the Members for the business of the Company;

(xx) with respect to each Member’s initial Capital Contribution, the allocation of the aggregate carrying value of the assets contributed by the Member among the specific assets contributed;

(xxi) the revaluation of the value of any Company properties;

(xxii) any change in the Company’s independent accountants or auditors; and

(xxiii) the approval of the proposal for the transfer of the Services to the Company pursuant to Section 7.1 of the Administrative Services Agreement.

(d) In the event that there is a vacancy on the Board for more than 20 days which is not filled by the Member entitled to fill such vacancy, the actions or transactions specified in Section 4.5(c) and any other actions which require Unanimous Approval pursuant to this Agreement shall require the affirmative vote, approval or consent of all Directors then in office.

4.6. Action Without Meeting; Telephone Meetings. Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if consented to in writing by all Directors. Any one or more Directors, the Co-Chairmen and the President of the Company shall be entitled to participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

4.7. Vacancies and Removal. Any Director may be removed at any time, with or without cause, by the Member who selected and nominated such Director. Any vacancy occurring in the Board due to the death, resignation, incapacity, or removal, with or without cause, of a Director shall be filled by Member who selected and nominated such Director pursuant to Section 4.1.

4.8. Committees. The Board of Directors by Unanimous Approval may designate committees of one or more individuals, which shall serve at the Board’s pleasure and have such powers and duties as the Board determines and as provided by this Agreement. Individuals designated by the Board to serve on any such committee are not required to be Directors or employees of a Member, and the Board may designate by its own action as required pursuant to this Agreement committees comprised entirely of individuals who are not Affiliates of either Member and independent from both Members and the Board of Directors.

4.9. Compensation of Directors. No Director shall receive from the Company a salary or other compensation for services as a Director nor be entitled to reimbursement by the Company for expenses incurred in connection with the business of the Company.

4.10. Status and Duties of Directors; Transactions with the Company.

(a) Each Director on the Board of Directors shall be a “manager” for purposes of the Act, entitled to all rights, privileges and protections of a “manager” thereunder, provided that no Director shall, absent specific delegation or authorization by the Board, have the right or responsibility, acting individually, to manage the business or affairs of the Company or otherwise to act for or bind the Company as an agent, but may only act collectively through actions or determinations of the Board taken in accordance with the provisions of this Agreement. Notwithstanding the foregoing, for regulatory licensing and filings only in the ordinary course of the Company’s business in which execution by a “manager” of the Company is required, any individual Director may execute such filings on behalf of the Company.

(b) Each Director shall perform his duties as a Director in a manner that (i) he reasonably believes is in the best interests of the Company, (ii) he reasonably believes is within the authority of the Board of Directors, (iii) he reasonably believes is lawful, and (iv) is without willful misconduct or fraud. In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (i) one or more agents or employees of the Company, or (ii) counsel, public accountants or other persons as to matters that such Director believes to be within such person’s professional or expert competence.

(c) Each Director shall devote such of his time as he deems reasonably necessary to the affairs of the Company. No Director shall be required to devote any specified amount of time or efforts to the business and affairs of the Company. Except as provided in Section 3.3, no Director shall be required to offer any investment opportunities to the Company and each Director may make investments or undertake activities that compete or conflict with the Company. Nothing herein shall be deemed to modify, limit or affect obligations of any Director who is an officer or employee of the Company in such Person’s capacity as an officer or employee of the Company.

4.11. Limitations on Liability.

(a) No Director shall be liable for any debt, obligation or liability of the Company, except as provided by law or as specifically provided otherwise herein. No Director shall be required to lend money to the Company or make any Capital Contribution to the Company in his capacity as a Director.

(b) If a Director performs the duties of Director in accordance with Section 4.10, then he shall have no liability to the Company or any Member by reason of being or having been a Director of the Company, including, without limitation, for any mistakes in judgment or for any failure to perform any of his obligations hereunder, or for any loss due to such mistake or failure to perform, or due to the negligence, dishonesty, fraud or bad faith of any other Person, including any other Director, Member, employee, agent or independent contractor of the Company or any other Person with which the Company transacts business.

4.12. Directors and Officers Liability Insurance. The Board of Directors shall, unless otherwise agreed by Unanimous Approval, obtain and continue in effect directors and officers liability insurance coverage for Directors, officers, employees and members of any Special Advisory Committee of the Company, in such amounts and under such terms and conditions as the Board shall deem prudent. The Company may, upon Unanimous Approval of the Board, also purchase and maintain insurance for the benefit of any other Covered Person who is entitled to indemnification under Section 6.2, against any liability asserted against or incurred by such Covered Person in any capacity or arising out of such Covered Person’s service with the Company.

4.13. Payment Default Notice under Importer Agreement or the Sub-license Agreement. In the event Barton and Diblo are unable to agree on action necessary or advisable to effect a cure pursuant to Section 3.9, the Barton Directors shall have the authority to take any and all action necessary or advisable to effect a cure and payment by the Company to Extrade II in accordance with the requirement of Section 5.6 of the Importer Agreement or to Marcas Modelo in accordance with the requirement of Section 3.2 of the Sub-license Agreement, as the case may be.

ARTICLE V

OFFICERS

5.1. General.

(a) Subject to the provisions of Section 5.1(b), the Board shall elect a President and may elect such other officers of the Company, including a Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer and such other or additional officers (including one or more Vice-Presidents (of such special rank and designation as the Board may specify), Assistant Secretaries and Assistant Treasurers) as the Board deems necessary or appropriate.

(b) The initial President shall be William Hackett. The initial Co-Chairmen, pursuant to Section 4.4, shall be Carlos Fernández González and Richard Sands.

5.2. Term of Office; Removal and Vacancy. Each officer shall hold office until his or her resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board.

5.3. Powers and Duties.

(a) The President shall be the principal executive officer of the Company and shall in general supervise and have active management of all of the day-to-day business and affairs of the Company, unless otherwise directed by the Board of Directors or provided by this Agreement. The President shall report directly to the Board and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall be the final arbiter of all differences among officers of the Company and his or her decision as to any matter affecting the Company shall be final and binding as between or among officers of the Company, subject only to the authority of the Board of Directors. The President shall have such other powers and duties as may be conferred upon him or her by the Board of Directors.

(b) Each other officer of the Company shall, unless otherwise ordered by the Board, have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred upon him or her by the Board.

(c) Unless otherwise expressly stated in the then current Business Plan, the following actions shall not be within the day-to-day business of the Company and, therefore, not be within the duties of the President:

(i) any action specifically requiring Majority Approval of the Board as set forth in this Agreement;

(ii) any action specifically requiring Unanimous Approval of the Board as set forth in this Agreement, including, without limitation, any action set forth in Section 4.5(c).

5.4. Power to Vote. The President, subject to the Board’s authorization by Unanimous Approval, shall have full power and authority on behalf of the Company to attend and to vote at any meeting of the equity holders of any entity in which the Company may hold an interest, may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such interest at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Company in connection with the exercise by the Company of the rights and powers incident to the ownership of such interest. The Board, from time to time, may confer like powers upon any other Person or Persons.

ARTICLE VI

EXCULPATION; INDEMNIFICATION

6.1. Exculpation.

(a) No Member, Director, or Affiliate, partner, representative or agent of such Member or Director (each, a “Covered Person”) shall be liable to the Company or any other Covered Person for any loss, damage or Claim incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or Claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or fraud.

(b) A Covered Person shall be fully protected in, and shall have no liability to the Company or any Member resulting from its, relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

6.2. Indemnification.

(a) To the greatest extent not inconsistent with the laws and public policies of Delaware, the Company shall indemnify any Covered Person, as a matter of right, against any Loss incurred by such Person in connection with any Claim, whether pending or threatened, against such Covered Person because such Person is or was a Member or Director, or an Affiliate, partner, representative or agent of a Member or Director; provided that the Covered Person has met the standard of conduct for indemnification set forth in Section 6.2(c). To the maximum extent permitted by the law, the Company shall pay for or reimburse the reasonable Litigation Expenses incurred by a Covered Person in connection with any such Claim in advance of final disposition thereof if (i) the Covered Person furnishes the Company a written affirmation of the Covered Person’s good faith belief that it has met the standard of conduct for indemnification described in Section 6.2(c) and (ii) the Covered Person furnishes the Company a written undertaking, executed personally or on such Covered Person’s behalf, to repay the advance if it is ultimately determined that such Covered Person did not meet such standard of conduct. The undertaking described in Section 6.2(a)(ii) above must be a general obligation of the Covered Person, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. The Company shall indemnify a Covered Person who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable Litigation Expenses incurred by the Covered Person in connection with any such Claim without the requirement of a determination as set forth in Section 6.2(c). Upon demand by a Covered Person for indemnification or advancement of Litigation Expenses, as the case may be, the Company shall expeditiously determine whether the Covered Person is entitled thereto in accordance with this Section 6.2. The indemnification and advancement of Litigation Expenses provided for under this Section 6.2 shall only be applicable to a Claim arising from acts or omissions occurring after the date of the Joint Venture Agreement.

(b) The Company shall have the power, but not the obligation, to indemnify any Person who is or was an officer, employee or agent of the Company or was serving as such at the request of the Company to the same extent as if such Person was a Covered Person designated in Section 6.1.

(c) Indemnification of a Covered Person is permissible under this Section 6.2 only if (i) such Covered Person reasonably believed that such Covered Person’s conduct was in the Company’s best interest and was within the authority delegated to such Covered Person by this Agreement or by the Board of Directors; (ii) in the case of any criminal proceeding, such Covered Person reasonably believed that such Covered Person’s conduct was lawful; and (iii) the actions of such Covered Person giving rise to such liability are not adjudged in any such proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, to have been gross negligence, willful misconduct or fraud.

(d) A Covered Person who is a party to a Claim may apply for indemnification from the Company to the court, if any, conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines:

(i) in a Claim in which the Covered Person is wholly successful, on the merits or otherwise, the Covered Person is entitled to indemnification under this Section 6.2, in which case the court shall order the Company to pay the Covered Person its reasonable Litigation Expenses incurred to obtain such court ordered indemnification; or

(ii) the Covered Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Covered Person met the standard of conduct set forth in this Section 6.2(c).

(e) Nothing contained in this Section 6.2 shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of Litigation Expenses to any Person who is or was a Member or Director of the Company or is or was serving at the Company’s request as a director, officer, partner, manager, trustee, employee, or agent of another foreign or domestic company, partnership, association, limited liability company, corporation, joint venture, trust, employee benefit plan, or other enterprise, whether for-profit or not. Nothing contained in this Section 6.2 shall limit the ability of the Company to otherwise indemnify or advance Litigation Expenses to any Person. It is the intent of this Section 6.2 to provide indemnification to Covered Persons to the fullest extent now or hereafter permitted by the law consistent with the terms or conditions of this Section 6.2. Indemnification shall be provided in accordance with this Section 6.2 irrespective of the nature of the legal or equitable theory upon which a Claim is made, including negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal law or violation of any law of any other jurisdiction.

ARTICLE VII

ACCOUNTING AND RECORDS

7.1. Records and Accounting. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, at the expense of the Company in accordance with GAAP and, to the extent necessary to comply with the provisions of this Agreement and applicable tax law, in accordance with federal income tax rules. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain and preserve, during the term of the Company, and for seven years thereafter, all such books and records. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year (the “Fiscal Year”).

7.2. Auditors. The firm of PricewaterhouseCoopers or such other internationally recognized firm of certified public accountants as may be subsequently designated by the Board pursuant to Section 4.5(c), shall serve as the auditors of the Company. The Board shall direct the auditors to complete their audit of the Company’s annual financial statements no later than sixty (60) days following the end of each Fiscal Year of the Company. The costs associated with the engagement of such accounting firm shall be borne by the Company.

7.3. Access to Accounting Records. All books and records of the Company shall be maintained at the Company’s principal place of business or at such other location as may be designated by the Board, and each Member, and the Member’s duly authorized representative, shall have access to them at such location and the right to inspect and copy them at reasonable times for any purpose reasonably related to the Member’s interest in the Company. All confidential financial and business information in such books and records shall be kept confidential by the Members and their authorized representatives pursuant to the terms of Article VII of the Joint Venture Agreement.

7.4. Deposit and Use of Company Funds. Upon formation of the Company, all cash Capital Contributions shall be transferred to a separate Company account or accounts in such banks or other financial institutions as may be selected by the Board. Such account or accounts shall be maintained in the name of or for the benefit of the Company. Thereafter, all revenues, bank loans, proceeds and other receipts shall be deposited and maintained in such account or accounts, which may or may not bear interest, and all expenses, costs and similar items payable by the Company shall be paid from such accounts. The Company’s funds, including, but not limited to, the Members’ cash Capital Contributions, Company revenue and the proceeds of any borrowing by the Company, may be invested as the Board, in its sole discretion, deems advisable. Any interest or other income generated by such deposits or investments shall be considered part of the Company’s account. Company funds from any of the various sources mentioned above may be commingled with other Company funds, but not with the funds of any other Person, and may be withdrawn, expended and distributed as authorized by or in accordance with the terms and provisions of this Agreement.

7.5. Financial and Tax Information.

(a) The Board shall furnish or cause to be furnished to each Member such financial information as any such Member may request from time to time, including monthly financial statements in accordance with GAAP and all financial information as may be required by a Member to satisfy its quarterly reporting requirements under applicable United States of America or foreign securities laws. Monthly financial statements will be provided to the Members, and the Members’ duly authorized representatives, in accordance with the earliest reporting deadline of the Members, which for Barton is currently the end of the fourth Business Day following the end of each calendar month and for Modelo is currently the end of the fourth Business Day following the end of each calendar month.

(b) The Board shall use its best efforts to cause the Company to deliver to each Member, within ninety (90) days after the end of each Fiscal Year of the Company, all information necessary for the preparation of such Member’s federal income tax return; provided that the Board may authorize the Company to seek a single extension each year for the filing of its information returns and, if such extension is obtained, the deadline for delivery of tax information to the Members shall be extended accordingly.

(c) Members shall file their tax returns consistent with the positions taken by the Company.

7.6. Accounting Decisions. All decisions as to accounting matters shall be made by the Board.

7.7. Tax Matters Partner; Federal Income Tax Elections. To the extent permitted by Regulations or the Code, the Company shall elect to be treated as a partnership for both state and federal income tax purposes, and will not take any action that would cause it to be treated as a corporation for such purposes. The Board shall designate a “Tax Matters Partner” for purposes of the Code. The Tax Matters Partner shall promptly notify the Members of any audit or other matters of which he is notified or becomes aware. All decisions as to tax elections, filing of tax returns, allocations of tax items and accounting matters shall be made by the Board (or by the Tax Matters Partner pursuant to an authorized delegation by the Board). The initial Tax Matters Partner shall be Barton. The Tax Matters Partner shall keep the Board apprised of all material developments in any audit, litigation or other adversarial proceeding pertaining to the Company. The Tax Matters Partner shall not enter into any agreement with any Federal, state, local or foreign taxing authority to extend the limitation period for assessment of any tax or settle any tax issue raised by any taxing authority without the consent of the Board.

7.8. Other Records. The Company shall maintain records at the principal place of business of the Company or such other place as the Directors may determine, which shall include the following:

(a) financial reports of the Company, if any, for the most recent Fiscal Year;

(b) a current list of the name and last known business, residence or mailing address of each Member;

(c) copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years;

(d) a copy of the Certificate of Formation and all amendments thereto;

(e) a copy of this Limited Liability Company Agreement and all amendments hereto;

(f) copies of any written information with respect to the amount of cash and a description of the agreed value of any property or services contributed by each Member and which each Member has agreed to contribute in the future and the date such Member became a Member;

(g) minutes of every meeting of the Board of Directors and the Members;

(h) any written consents obtained from Directors or Members for actions taken by the Board or by Members without a meeting; and

(i) a copy of the Company’s most recent annual report delivered to the Delaware Secretary of State and delivered to the Secretary of State in such other states where the Company is required to file an annual report from time to time.

7.9. Participation in Audits and Regulatory Matters. Each Member shall promptly notify the other Member and the Company of any audit inquiries made by, discussions with or representations proposed to be made to any taxing authority or any other Governmental Authority relating to the Company or its affairs or which may affect the Tax treatment of any item of income, gain, deduction or credit or otherwise affect the Taxes of the Company or the other Member, and shall promptly advise the other Member and the Company of the substance of any such inquiries or discussions and the content of any such proposed representations.

ARTICLE VIII

PRODUCT PRICING; BUSINESS PLANS

8.1. Product Pricing. The Company shall price the Beer it promotes, markets, advertises and sells in accordance with the Strategic Pricing Initiative.

8.2. Stub Period Business Plan. If the Closing Date occurs prior to January 2, 2007, then immediately following the Closing Date, the Members shall use commercially reasonable efforts to cooperate in the creation of the Stub Period Business Plan of the Company. The Stub Period Business Plan shall include a budget and operating plan (including, without limitation, the marketing, promotion or creative plan) for the Company, as well as a projected balance sheet, income statement and statement of cash flow for the period commencing on the Closing Date and ending December 31, 2006.

The Stub Period Business Plan shall be completed by the Members and approved by the Board of Directors as soon as reasonably practicable, but in no event more than sixty (60) days after the Closing Date. If the Stub Period Business Plan is not agreed upon by the Members, the Company shall be operated without a Business Plan for the Stub Period.

8.3. Business Plan.

(a) If the Closing occurs on or after January 2, 2007, then immediately following the Closing Date, the Members shall use commercially reasonable efforts to cooperate in the creation of the Business Plan of the Company for the balance of the Fiscal Year commencing on the Closing Date. Such Business Plan shall include a budget and operating plan (including, without limitation, the marketing, promotion or creative plan) for the Company, as well as a projected balance sheet, income statement and statement of cash flow for the period commencing on the Closing Date and ending December 31, 2007. Such Business Plan shall be completed by the Members and approved by the Board of Directors as soon as reasonably practicable, but in no event more than sixty (60) days after the Closing Date.

(b) By October 1st of each year, commencing on October 1, 2007, the President shall prepare and transmit a draft of a Business Plan for the following Fiscal Year to each of the Directors, who shall review such documents and furnish their written comments and suggestions, if any, to the President by October 15th of each year. The President shall collect the comments and suggestions so received from the Directors, which will be discussed at the meeting of the Board of Directors to be held to approve the Business Plan for the forthcoming Fiscal Year not later than October 31st of each year. In the event that, as of the commencement of any Fiscal Year, other than 2007, the Board has not approved a Business Plan for that Fiscal Year, each plan item for the Business Plan for any such Fiscal Year shall be deemed to be (until such time, if any, as the Board approves a Business Plan for such Fiscal Year) the actual results from the Fiscal Year just ended for such plan item with the following adjustments:

(i)	[****]

(ii)	[****]

(iii)	[****]

(iv)	[****]

[****]	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

(v)	The Strategic Pricing Initiative shall remain in effect.

[****]

(c) [****]

8.4. Further Assurances [****]

[****]	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

ARTICLE IX

CAPITAL CONTRIBUTIONS

9.1. Initial Capital Contributions. Barton shall contribute, in exchange for its Membership Interest in the Company, the Contributed Barton Assets and Contributed Barton Liabilities as set forth in the Barton Contribution Agreement. Immediately following such contribution by Barton, Modelo shall contribute, in exchange for its Membership Interest in the Company, the Contributed Modelo Party Cash as set forth in the Joint Venture Agreement. The parties agree that the fair market value of each Member’s initial capital contribution on the date of contribution to the Company is set forth on Schedule A hereto, subject to adjustment as provided in Section 2.6 of the Joint Venture Agreement.

9.2. Additional Capital Contributions. Except as otherwise required by applicable law, no Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company in excess of those made pursuant to, or referred to in, Section 9.1 without the Unanimous Approval of the Board. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member. No Member shall be required to make up, or to make any payment to any Person on account of, any deficit in its Capital Account.

9.3. Status of Capital Contributions.

(a) Except as otherwise expressly provided herein or in Article XII of the Joint Venture Agreement, no Member shall be entitled to withdraw or demand a refund or return of any Capital Contributions or any interest therein. No return of a Member’s Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement or agreed to by the Board by Unanimous Approval.

(b) No Member shall receive any interest with respect to its Capital Contributions.

ARTICLE X

RESERVES AND DISTRIBUTIONS

10.1. Available Cash Defined. “Available Cash” means an amount as reasonably determined by the Board equal to all cash available for distribution to Members after (i) reserving for capital expenditures and increases in working capital set forth in the Business Plan, (ii) reserving for the future payment or reduction of any Company obligations, including contingent obligations, and (iii) taking into account cash available due to any increases in working capital lines of credit over targeted balances therefor set forth in the Business Plan.

10.2. Distribution of Available Cash.

(a) Subject to the restrictions set forth in Section 10.3 and in addition to any other distributions required by this Article X, at the end of each calendar month during each Fiscal Year, the Company shall distribute all Available Cash to the Members in accordance with their Percentage Interests.

(b) For purposes of this Section 10.2 and Article X, “Members” shall be limited to Members who at the time of the applicable distribution are entitled to receive distributions hereunder.

(c) Any amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article X for all purposes of this Agreement. The Board is authorized to withhold from distributions and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

(d) In the event that the Company or any Member thereof becomes liable as a result of a failure to withhold and remit taxes in respect of payments or allocations made to any other Member or any affiliate thereof under this Agreement or any related agreement (including the Importer Agreement and the Sub-license Agreement), then, in addition to, and without limiting, any other indemnities for which such other Member may be liable in respect of this Agreement or any related agreement, such other Member shall indemnify and hold harmless the Company or the other Members, as the case may be, in respect of all such taxes, including interest and penalties, and any expenses incurred in connection with such liability. The provisions contained in this Section 10.2(d) shall survive the termination of the Company and the withdrawal of any Member.

10.3. Restriction on Distributions. Notwithstanding any other provision in this Agreement, payment of distributions under Section 10.2 may be made by the Company only to the extent that such payment would not violate applicable financing agreements or credit agreements of the Company, and no distribution may be made by the Company to any Member in violation of the Act (including Section 18-607 thereof) or any applicable law.

10.4. Passed Distributions. If any Member assigns all or part of its interest in the Company in a Transfer permitted under the terms of this Agreement, unless otherwise agreed by the assigning Member and the assignee, the assignee shall be entitled to receive, to the extent of the interest in the Company assigned, the amount of any distributions required to be made to the assigning Member under Section 10.2 of this Agreement that were not actually made prior to the date of the assignment, when such distributions are made by the Company.

10.5. Deemed Liquidation. Upon the termination of the Company pursuant to section 708(b)(1)(A) of the Code, liquidation proceeds, if any, shall be distributed in the manner set forth in Section 14.2.

ARTICLE XI

ALLOCATIONS

11.1. Tax Items.

(a) General. All income, gain, loss and other tax items shall be allocated to the Members in accordance with their respective Percentage Interests, except as otherwise required to pursuant to Section 704(c) of the Code and related Code and Regulations provisions. All tax allocations shall be made in accordance with the traditional method described in Regulations Section 1.704-3(b).

(b) Section 482 Adjustments. If the Company is allowed any deduction by reason of a payment imputed to a Member or Affiliate of a Member under Section 482 of the Code or otherwise, the resulting deduction shall be allocated to such Member, and such Member shall be deemed to have contributed an equivalent amount of capital to the Company. If the Company is imputed any income by reason of a payment imputed from a Member or Affiliate of a Member under Section 482 of the Code or otherwise, the resulting income shall be allocated to such Member and such Member shall be deemed to have received as a distribution an equivalent amount from the Company.

(c) References to Regulations. Any reference in this Article XI to a provision of proposed and/or temporary Regulations shall, if such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent that such successor provision applies to the Company under the effective date rules applicable to such successor provision.

11.2. Successor Members.

(a) For purposes of this Article XI, “Members” shall be limited to Members who at the time of the applicable allocation are entitled to receive allocations hereunder.

(b) For purposes of this Article XI, a transferee of an interest in the Company shall be deemed to have been allocated the items of Company income, gain, loss, deduction and credit that previously have been allocated to the transferor Member pursuant to this Agreement.

ARTICLE XII

TRANSFER OF MEMBER INTERESTS;

WITHDRAWAL; ADDITIONAL MEMBERS

12.1. Transfer of Member Interests; Withdrawal. No Member shall have the right or power (a) directly or indirectly, to Transfer all or any portion of its interest as a Member in the Company, or to grant or assign any participation in its right to receive distributions or allocations of profits or losses in respect thereof, whether voluntarily or by operation of law, or (b) to withdraw prior to the dissolution or winding up of the Company, except (as to clause (a) or (b)) (i) as provided in this Article XII or Article

XIV, or (ii) with the prior written consent of all the other Members or Unanimous Approval of the Board of Directors, which consent may be granted or withheld by any Member or Director in his sole discretion. Any attempt to Transfer a Member’s interest in the Company, or to withdraw from the Company, in violation of this Section 12.1 shall be void, the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of a Membership Interest pursuant to any such Transfer, and the Member attempting to effect such Transfer or withdrawal shall indemnify the Company for any costs or expenses it may incur in connection with the attempted Transfer or withdrawal.

12.2. Permitted Transfers.

(a) A Member may Transfer all, but not a portion, of its Membership Interest in a Permitted Transfer (as defined in Section 12.2(b)).

(b) As used in this Agreement, a “Permitted Transfer” shall mean any Transfer by a Member to (i) the other Member, or (ii) a Permitted Transferee. “Permitted Transferee” shall mean any Person directly or indirectly controlling, controlled by, or under the common control with such Member, provided that (i) for the avoidance of doubt, “Permitted Transferee” shall not include an AB Entity, (ii) the entire interest of the Transferring Member must be transferred to such Permitted Transferee, (iii) the Transferring Member shall unconditionally and irrevocably at all times be liable for the payment and performance obligations of such Permitted Transferee owed to the Company and (iv) in connection with such Transfer, the Transferring Member shall deliver to the Company an acknowledgement, in form and substance reasonably satisfactory to the Board, of its continuing responsibility for all payment and performance obligations to the Company and the other Member under this Agreement, the Joint Venture Agreement and any other agreements and instruments entered into by it pursuant to such Joint Venture Agreement. Without the unanimous consent of the non-Transferring Member (not to be unreasonably withheld or delayed), no Transfer described in this Section 12.2(b) shall constitute a Permitted Transfer if such Transfer would result in a “termination” of the Company under Section 708(b)(1)(B) of the Code.

(c) Notwithstanding anything to the contrary in this Article XII, a Member may not Transfer all or any portion of its interest if such Transfer would result in the Company becoming a “publicly-traded partnership” within the meaning of Section 7704 of the Code.

12.3. Notice of Permitted Transfer. In the event that a Member elects to Transfer its Membership Interest pursuant to this Article XII, such Member shall send a written notice of such election (an “Election Notice”) to the other Member, stating that it is exercising its right to Transfer its Membership Interest and the provision of this Article XII pursuant to which such election (and the rights to make such election) is being made.

12.4. Additional Restrictions on Transfer. Any Transfer of a Membership Interest which is permitted pursuant to Section 12.2 shall be subject to the following additional requirements and conditions:

(a) The Board may require the transferor and transferee execute and deliver all such documents as may be necessary or reasonably requested by the Board in order to consummate the Transfer of such Membership Interest.

(b) The transferee shall deliver to the Company a signed counterpart of this Agreement or a written acknowledgment that the Membership Interest to be received in such proposed Transfer is subject to this Agreement and that the proposed recipient and its successors in interest are bound hereby and agree to comply with this Agreement, each such document to be in form and substance reasonably satisfactory to the Board.

(c) Such Transfer, if legally required, shall be made pursuant to an effective registration under the Securities Act and any applicable state securities laws, or an exemption from such registration, and prior to any such Transfer the Member proposing to Transfer a Membership Interest shall give the Company (i) notice describing the manner and circumstances of the proposed Transfer (copies of which the Company shall furnish to each Member following receipt thereof by the Company) and (ii) if such Transfer is to be made pursuant to an exemption from such registration and if reasonably requested by the Company, a written opinion of counsel, who shall be reasonably satisfactory to the Company and its counsel, such opinion to be in form and substance reasonably satisfactory to the Company and its counsel, to the effect that the proposed Transfer of Membership Interest may be effected without registration under the Securities Act and any applicable state securities laws.

(d) An approved transferee will, subject to compliance with the requirements of this Article XII become a substitute or additional Member, entitled to receive the transferor Member’s share of distributions and allocations and other rights of the Member in respect of Membership Interest so transferred to it.

12.5. Substitute or Additional Members.

(a) Any Person wishing to be admitted to the Company as an additional Member, other than by virtue of the Transfer to such Person of a Membership Interest pursuant to Section 12.2, may be admitted only with the Unanimous Approval of the Board, which approval may be granted or withheld in the sole discretion of each Director and shall be made subject to the satisfaction of the conditions set forth in Section 12.4 and such other conditions as the Board may require. Notwithstanding the foregoing, no AB Entity may become an additional Member.

(b) Upon the admission of a substitute or an additional Member, Schedule A annexed hereto shall be amended to reflect the revised Membership Units of the Members. No Person shall become a Member until such Person shall have become a party to, and adopted all of the terms and conditions of, this Agreement.

12.6. Financial Adjustments. No new Members shall be entitled to any retroactive allocation of losses, income, or expense deductions incurred by the Company. The Directors may, at their option, at the time a Member is admitted, close the Company books (as though the Company’s tax year had ended) or make pro rata allocations of income, loss and expense deductions to a new Member for that portion of the Company’s tax year in which a Member was admitted in accordance with the provisions of Code Section 706(d) and the Regulations promulgated thereunder.

12.7. Barton’s Put Right Related to the Importer Agreement. Upon the occurrence of Material Interference with the Importer Agreement, which Material Interference is not cured within sixty (60) days after written notice thereof shall have been given to Extrade II by the Company or Barton, Barton shall have the right (but not the obligation) to sell to Modelo, and, if Barton exercises such right, Modelo shall purchase from Barton, all, but not less than all, of the Barton Membership Interest for a purchase price equal to the Restored Profits Purchase Price plus the Barton Opportunity Cost upon the terms and conditions set forth in Section 12.10. To exercise its right to sell the Barton Membership Interest to Modelo under this Section 12.7, Barton shall deliver to Modelo a Purchase Notice in the manner described in Section 12.10 within thirty (30) days after the end of the cure period set forth above in this Section 12.7. For the avoidance of doubt, the parties hereto acknowledge and agree that the right of Barton to deliver a Purchase Notice within such 30-day period after the end of the cure period and subsequently sell the Barton Membership Interest to Modelo upon the failure of Extrade II to cure Material Interference with the Importer Agreement during the cure period provided in this section, shall continue in full force and effect irrespective of whether or not Extrade II shall have subsequently cured such Material Interference at any time after the end of the cure period. Notwithstanding anything herein to the contrary, (a) Barton agrees that it shall only be entitled to exercise its right to sell the Barton Membership Interest pursuant to this Section 12.7 if it does not exercise (and irrevocably waives) its rights to seek damages and/or specific performance of the Importer Agreement as a result of Material Interference with the Importer Agreement and (b) the parties agree that Barton shall be entitled to seek damages and/or specific performance of the Importer Agreement in the event of Material Interference if Barton does not exercise its right to sell the Barton Membership Interest pursuant to this Section 12.7.

12.8. Modelo’s Call Right.

(a) Notice. If, at any time, (i) all of the total voting power of all classes of capital stock then outstanding of Barton (so long as Barton holds the Barton Membership Interest) or Permitted Transferee of Barton (so long as such Permitted Transferee of Barton holds the Barton Membership Interest), entitled to vote in elections of directors, is acquired, directly or indirectly, by a company or an individual, other than a Permitted Transferee or Permitted Holder, with substantial Beer brewing operations and Beer brands with a significant presence in the United States of America, (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Transferee or Permitted Holder, with substantial Beer brewing operations and Beer brands with a significant presence in the United States of America, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the voting power of the total outstanding Voting Stock of Barton (so long as Barton holds the Barton Membership Interest) or a Permitted Transferee thereof (so long as such Permitted Transferee of Barton holds the Barton Membership Interest) voting as one class or (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Transferee or Permitted Holder with substantial Beer brewing operations and Beer brands with a significant presence in the United States of America, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the voting power of the total outstanding voting stock of CBI voting as one class, Barton shall immediately deliver written notice of the occurrence of such acquisition (the “Notice of Acquisition”) to Modelo.

(b) Modelo’s Right to Purchase. Upon receipt of a Notice of Acquisition, Modelo shall have the right (but not the obligation), upon delivery of a Purchase Notice and Partial Sole Venture Notice, if applicable, to Barton in the manner described in Section 12.10 within thirty (30) days after receipt of such Notice of Acquisition from Barton, to purchase from Barton, and, if Modelo exercises such right, Barton shall sell to Modelo, the Barton Membership Interest for a purchase price equal to the Asset Value Purchase Price plus the Barton Opportunity Cost plus the Partial Restored Profits Purchase Price, if any, upon the terms and conditions set forth in Section 12.10. If Modelo states in the Purchase Notice that it will operate the Company as a Sole Venture and pays Barton the Asset Value Purchase Price upon transfer to Modelo of the Barton Membership Interest, then Modelo shall be required to continue to operate the Company as a Sole Venture or a Partial Sole Venture for two (2) years after the closing. If at anytime during that period Modelo commences to own or operate the Company, the Company Business or the Company Assets in a manner other than as a Sole Venture or a Partial Sole Venture, then Modelo shall send prior written notice to Barton of such event, which notice shall also set forth the date after which the Company will no longer be owned or operated by Modelo as a Sole Venture or a Partial Sole Venture. On the date Modelo ceases to operate the Company as a Sole Venture or a Partial Sole Venture, Modelo shall pay to Barton, or its successors or assigns, in cash, an amount, together with interest thereon from the date of transfer of the Barton Membership Interest to Modelo at the rate per annum equal to the 30-day LIBO Rate in effect on the date of such transfer, as adjusted monthly thereafter to reflect the 30-day LIBO Rate in effect on each successive monthly date (or, if such date is not a banking day, the immediately succeeding banking day) to the date of payment to Barton of such amount, equal to (i) the Restored Profits Purchase Price determined on the date of closing of the transfer of the Barton Membership Interest from Barton to Modelo, minus (ii) the Asset Value Purchase Price paid to Barton pursuant to this Section 12.8(b). Such amount shall be paid by Modelo to Barton, or its successors or assigns, by wire transfer of immediately available funds.

12.9. Modelo’s Recurring 10-Year Call Right.

(a) At anytime more than thirty-six (36) months prior to the end of (i) the Initial Term or (ii) any Renewal Term, Modelo shall have the right, subject to the terms of this Section 12.9 and Section 12.10 and to the extent permitted by law and Governmental Authority, upon delivery to Barton of a written notice (the “Notice of Call”) to purchase from Barton, and Barton shall sell to Modelo, all, but not less than all, of the Barton Membership Interest. The Notice of Call shall be in writing, delivered in the manner set forth in Section 17.1, and shall set forth whether or not Modelo will operate the business of the Company as a Sole Venture or a Partial Sole Venture from and after the closing of the transfer of the Barton Membership Interest to Modelo. If Modelo will operate the business of the Company as a Partial Sole Venture, Modelo shall deliver to Barton, together with the Notice of Call, a Partial Sole Venture Notice. If Modelo will operate the Company as a Sole Venture or a Partial Sole Venture, then the purchase price for the Barton Membership Interest to be paid at closing shall be equal to the Asset Value Purchase Price plus the Partial Restored Profits Purchase Price, if applicable, and if Modelo does not operate the Company as a Sole Venture or a Partial Sole Venture, then the purchase price for the Barton Membership Interest shall be equal to the Restored Profits Purchase Price. The closing of any such transfer of the Barton Membership Interest pursuant to this section shall occur on the first Business Day following the last day of the Initial Term or Renewal Term, as the case may be. The closing shall occur at a place mutually agreeable to both Barton and Modelo, provided, that if no such agreement can be reached, the closing shall occur at the executive offices of the Company. The terms and conditions of the sale of the Barton Membership Interest to Modelo shall be as set forth in Section 12.10(b) and (c).

(b) If Modelo states in the Notice of Call that it will operate the Company as a Sole Venture or a Partial Sole Venture and pays Barton the Asset Value Purchase Price plus the Partial Restored Profits Purchase Price, if applicable, upon transfer to Modelo of the Barton Membership Interest, then Modelo shall be required to continue to operate the Company as a Sole Venture or a Partial Sole Venture for two (2) years after the closing. If at anytime during that period Modelo commences to own or operate the Company, the Company Business or the Company Assets in a manner other than as a Sole Venture or a Partial Sole Venture, then Modelo shall send prior written notice to Barton of such event, which notice shall also set forth the date after which the Company will no longer be owned or operated by Modelo as a Sole Venture or a Partial Sole Venture. On the date Modelo ceases to operate the Company as a Sole Venture or a Partial Sole Venture, Modelo shall pay to Barton, or its successors or assigns, in cash, an amount, together with interest thereon from the date of transfer of the Barton Membership Interest to Modelo at the rate per annum equal to the 30-day LIBO Rate in effect on the date of such transfer, as adjusted monthly thereafter to reflect the 30-day LIBO Rate in effect on each successive monthly date (or, if such date is not a banking day, the immediately succeeding banking day) to the date of payment to Barton of such amount, equal to (i) the Restored Profits Purchase Price determined on the date of closing of the transfer of the Barton Membership Interest from Barton to Modelo, minus (ii) the Asset Value Purchase Price paid to Barton pursuant to Section 12.9(a). Such amount shall be paid by Modelo to Barton, or its successors or assigns, by wire transfer of immediately available funds.

12.10. Terms and Conditions of Purchase and Sale of Barton Membership Interest.

(a) Each Purchase Notice required to be delivered pursuant to Sections 12.7 and 12.8, shall be in writing, delivered in the manner set forth in Section 17.1, and shall set forth a Business Day for closing of the transfer, which date shall not be less than thirty (30) days nor more than sixty (60) days from the date of such notice. If Modelo has the right under this Agreement to operate the Company Business as a Partial Sole Venture, then any Purchase Notice shall include a Partial Sole Venture Notice. The closing shall occur at a place mutually agreeable to both Barton and Modelo, provided, that if no such agreement can be reached, the closing shall occur at the executive offices of the Company.

(b) Any purchase and sale of the Barton Membership Interest described in Sections 12.7, 12.8, or 12.9 of this Agreement or Section 12.2 of the Joint Venture Agreement, shall be on an “as-is”, “where-is” basis, except that Barton shall transfer the Barton Membership Interest to Modelo free and clear of all liens and encumbrances of any kind created by Barton. The entire purchase price for the Barton Membership Interest shall be delivered to Barton, or its designee, in cash, by wire transfer of immediately available funds to an account designated by Barton, or its designee. At, and as a condition to, the closing of such transfer, Modelo shall agree in writing to indemnify and defend Barton from and against any Loss and Litigation Expense arising out of or in connection with any Claim, whether pending or threatened, related to the contemplated transaction or the operation of the business of the Company from and after the closing date of such transfer. In addition, on or prior to any such closing, and as a condition thereto, Modelo shall have obtained the release of Barton or any Affiliate of Barton from any obligations of the Company for which such Person is liable, whether as guarantor, co-borrower, or otherwise. Each party’s obligation to consummate the contemplated transaction shall be conditioned on (i) there being no suit, action or proceeding, pending or threatened, before any court or before or by any Governmental Authority, seeking to restrain or prohibit or to obtain damages or other relief in connection with or arising out of the contemplated transaction, (ii) no pending or threatened investigation by any Governmental Authority as to compliance with any applicable law or regulation that might result in a suit, action or proceeding with respect to the Company, the contemplated transaction or the conduct of the Members pursuant to this Agreement, and (iii) any Governmental Authority or other Person whose material Authorization is required prior to or in connection with the consummation of the contemplated transaction shall have granted all such material Authorizations.

(c) (i) If the Modelo Party has provided a Purchase Notice stating that it is going to purchase the Barton Membership Interest at the end of the Initial Term or any Renewal Term) or the Modelo Party is to purchase the Barton Membership Interest pursuant to Section 12.8 of this Agreement or Section 12.2 of the Joint Venture Agreement and, in any such case, has given notice (including any Partial Sole Venture Notice) that it intends to operate the Company as a Sole Venture or as a Partial Sole Venture and a Claim exists or thereafter arises as set forth in Sections 12.10(b)(i) or 12.10(b)(ii), then the Modelo Party shall have the right to require that Barton transfer the

Barton Membership Interest to the Modelo Party notwithstanding that such Claim would otherwise be a condition to Barton’s obligation to consummate the transaction pursuant to Sections 12.10(b)(i) or 12.10(b)(ii), subject to the following: the Modelo Party shall deliver to Barton written notice of the Modelo Party’s intention to continue to consummate the transaction, notwithstanding such Claim, at least thirty (30) days prior the closing of the transfer of the Barton Membership Interest, which notice shall describe the pending or threatened proceeding or investigation.

(ii) If, as a result of the final determination of such Claim, from which no appeal may be taken, or the settlement of such Claim, the Modelo Party is no longer able to operate the Company as a Sole Venture, then the Modelo Party nevertheless may operate the Company as a Partial Sole Venture upon delivery to Barton of a Partial Sole Venture Notice. If, as a result of the final determination of such Claim, from which no appeal may be taken, or the settlement of such Claim, the Modelo Party is no longer able to operate the Company as a Sole Venture or as a Partial Sole Venture, then within thirty (30) days of such final determination or settlement, the Modelo Party shall pay to Barton an amount, together with interest thereon from the date of transfer of the Barton Membership Interest to Modelo at the rate per annum equal to the 30-day LIBO Rate in effect on the date of such transfer, as adjusted monthly thereafter to reflect the 30-day LIBO Rate in effect on each successive monthly date (or, if such date is not a banking day, the immediately succeeding banking day) to the date of payment to Barton of such amounts, equal to the difference between the Restored Profits Purchase Price determined on the date of closing of the transfer of the Barton Membership Interest from Barton to Modelo minus the Asset Value Purchase Price previously paid to Barton.

(iii) For avoidance of doubt, should the final determination of such proceeding or investigation result in the Modelo Party being unable to operate the Company as a Sole Venture in a portion or portions of the Territory that, in the aggregate, account for at least eighty-five percent (85%) of the Adjusted Gross Sales of Modelo Brands by the Company during the twelve (12) month period immediately proceeding the date on which the Barton Membership Interest is transferred to the Modelo Party pursuant to Section 12.9, then within thirty (30) days of such final determination, the Modelo Party shall pay to Barton an amount, together with interest thereon from the date of transfer of the Barton Membership Interest to Modelo at the rate per annum equal to the 30-day LIBO Rate in effect on the date of such transfer, as adjusted monthly thereafter to reflect the 30-day LIBO Rate in effect on each successive monthly date (or, if such date is not a banking day, the immediately succeeding banking day) to the date of payment to Barton of such amounts, equal to the difference between the Restored Profits Purchase Price determined on the date of closing of the transfer of the Barton Membership Interest from Barton to Modelo minus the Asset Value Purchase Price previously paid to Barton.

ARTICLE XIII

DEADLOCK

[***]

[****]	Approximately two pages of confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

ARTICLE XIV

DISSOLUTION OF THE COMPANY

14.1. Dissolution of the Company. The Company shall be dissolved, its assets disposed of and its affairs wound up upon the first to occur of the following:

(a) a Unanimous Approval by the Board of Directors that the Company should be dissolved;

(b) the sale of all or substantially all of the assets of the Company; and

(c) unwinding of the Joint Venture Agreement as set forth in Article XII of the Joint Venture Agreement.

14.2. Distribution of Assets.

(a) Except as otherwise provided in Article XII of the Joint Venture Agreement relating to unwinding the Company, if the Company is dissolved and its affairs are to be wound up, the Board shall (1) sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Board may determine to distribute any assets to the Members in kind), (2) discharge all liabilities of the Company (including liabilities to Members), whether by payment or the making of reasonable provision for payment thereof, (3) discharge all liabilities relating to the dissolution, winding up, and liquidation and distribution of assets, (4) establish such reserves as may be reasonably necessary to provide for contingent, conditional and unmatured liabilities of the Company, and (5) distribute the remaining assets to the Members in accordance with their Percentage Interests. If any assets of the Company are to be distributed in kind, the carrying value of such assets as of the date of dissolution shall be determined by the Board (or, if there is then no Board, by any remaining Directors or, if none, by agreement of Members holding a majority of the Membership Units in the Company).

(b) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall terminate. Upon termination of the Company, except as expressly provided otherwise herein, this Agreement shall terminate.

(c) The Board shall comply with any applicable requirements of applicable law pertaining to the winding up of the Company and the final distribution of its assets.

14.3. Filing of Certificate of Cancellation.

(a) Upon the dissolution and complete winding up of the Company, a Certificate of Cancellation of the Certificate of Formation shall be executed by an officer of the Company as an authorized person of the Company and filed in the office of the Delaware Secretary of State.

(b) Upon the issuance of the Certificate of Cancellation, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Board (or, in the absence of a Board, the remaining Directors) shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

14.4. Return of Contribution Non-Recourse to Other Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

14.5. Cooperation by the Members upon Dissolution. From and after the dissolution of the Company, each Member agrees to execute, deliver and file all documents and instruments, and take all actions, reasonably requested by the other Member in order to obtain all Authorizations necessary to allow such Member to continue with the operation of its business.

ARTICLE XV

SURVIVAL

It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement. Notwithstanding anything in this Agreement to the contrary, each of Barton and each other Member hereby agrees that Barton shall have the right to enforce the provisions of Sections 12.7, 12.8, 12.9 and 12.10 in accordance with their respective terms after Barton has transferred its Membership Interest to Modelo and is no longer a Member of the Company and the sale or other disposition by Barton of its Membership Interest to Modelo shall not constitute a transfer, assignment, or termination of any of Barton’s rights under Sections 12.7, 12.8, 12.9 and 12.10. Without limiting the generality of the foregoing, the provisions of Sections 12.7, 12.8, 12.9 and 12.10 of this Agreement shall survive any termination, modification or amendment of this Agreement after a transfer of the Barton Membership Interest to Modelo pursuant to this Agreement.

ARTICLE XVI

GOVERNING LAW; FORUM

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law that would require application of the substantive laws of any other jurisdiction. The Members irrevocably consent to the exclusive personal jurisdiction and venue of the courts of the State of New York or the federal courts of the United States of America, in each case sitting in New York County, in connection with any action or proceeding arising out of or relating to this Agreement. Each Member hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of such action or proceeding brought in such a court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum. The Members irrevocably consent to the service of process with respect to any such action or proceeding in the manner provided for the giving of notices under Section 17.1, provided, the foregoing shall not affect the right of any Member to serve process in any other manner permitted by law. The Members hereby agree that a final judgment in any suit, action or proceeding shall be conclusive and may be enforced in any jurisdiction by suit on the judgment or in any manner provided by applicable law.

ARTICLE XVII

MISCELLANEOUS

17.1. Notices. Any notice, claims, request, demands, or other communication required or permitted to be given hereunder shall be in writing and will be duly given if: (a) personally delivered, (b) sent by facsimile or (c) sent by Federal Express or other reputable overnight courier (for next business day delivery), shipping prepaid addressed to the party at its address set forth on Schedule A hereto, or such other address or addresses or facsimile numbers as the Person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above. Notices will be deemed given at the time of personal delivery, if sent by facsimile, when sent with electronic notification of delivery or other confirmation of delivery or receipt, or, if sent by Federal Express or other reputable overnight courier, on the day of delivery.

17.2. Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts, taken together, shall constitute one and the same instrument. Signatures sent by facsimile shall constitute and be binding to the same extent as originals.

17.3. Assignment. Except as otherwise provided herein, this Agreement shall not be assignable (by operation of law or otherwise) by any Member without the prior written consent of the other Members.

17.4. Entire Agreement. This Agreement, the Joint Venture Agreement, the Barton Contribution Agreement and the various schedules and exhibits thereto embodies all of the understandings and agreements of every kind and nature existing between the parties hereto with respect to the transactions contemplated hereby and supersedes any and all other prior arrangements or understandings with respect thereto.

17.5. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or in any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, as far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of all its provisions to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

17.6. Waiver; Amendment. Except as expressly provided in this Agreement, no amendment to or waiver of any provision of this Agreement shall be binding unless executed in writing by the Members. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless expressly so provided. The failure by any Person to exercise any right under, or to object to any breach by the other party of, any term, provision or condition of this Agreement shall not constitute a waiver thereof and shall not preclude such party from thereafter exercising that or any other right, or from thereafter objecting to that or any prior or subsequent breach of the same or any other term, provision or condition of this Agreement. Any waiver or consent granted under this Agreement shall be a consent only to the transaction, act or agreement specifically referred to in the consent and not to other similar transactions, acts or agreements.

17.7. Parties in Interest; No Third Party Rights. Nothing in this Agreement shall give any other Person any legal or equitable right, remedy or claim under or with respect to this Agreement or the transactions contemplated hereby.

17.8. Relationship of Parties. The rights, duties, obligations and liabilities of the parties hereto shall be limited to those rights, duties, obligations and liabilities contemplated by this Agreement, the Joint Venture Agreement, the Barton Contribution Agreement and the various schedules and exhibits thereto. Nothing in this Agreement, the Joint Venture Agreement, the Barton Contribution Agreement or the various schedules and exhibits thereto shall be construed as creating any relationship among the parties hereto extending beyond the scope of this Agreement; only such relationships as are expressly contemplated by this Agreement, the Joint Venture Agreement, the Barton Contribution Agreement and the various schedules and exhibits thereto shall be in effect.

17.9. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that nothing contained in this Section 17.9 shall be construed to permit any attempted assignment or other transfer which would be prohibited or void pursuant to any other provision of this Agreement.

17.10. Effect of Amendment and Restatement. The Original Agreement shall be deemed amended and restated in its entirety as of the Restatement Effective Date by this Agreement and the Original Agreement shall thereafter be of no further force and effect except to evidence any rights and obligations of the Members or action or mission performed or required to be performed pursuant to such Original Agreement prior to the Restatement Effective Date.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company Agreement has been executed as of the date first above written.

GMODELO CORPORATION		BARTON BEERS, LTD

By:	/s/ José Pares Gutierrez	By:	/s/ Alexander L. Berk

Name:	José Pares Gutierrez	Name:	Alexander L. Berk

Title:	Chairman and President	Title:	Executive Vice President

[Signature Page to Amended and Restated Company LLC Agreement]

Annex A

Form of Certificate of Formation

CERTIFICATE OF FORMATION

OF

CROWN IMPORTS LLC

This Certificate of Formation of Crown Imports LLC is being executed and filed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

(1) The name of the limited liability company formed hereby is Crown Imports LLC.

(2) The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, State of Delaware, zip code 19808. The name of the registered agent of the Company at such address is Corporation Services Company.

(3) The following provisions hereby are adopted for the purposes of defining and regulating certain powers of the Company, its Members and agents, and are intended to supplement and in no way limit or restrict any other powers and rights conferred upon the Company, its Members and agents by law or pursuant to the Limited Liability Company Agreement of the Company (the “LLC Agreement”).

(a) To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Members and the Directors, jointly and severally, for actions taken by them, or any of them, on behalf of the Company, subject to any relevant provisions of the LLC Agreement, as in effect from time to time.

(b) Except as expressly provided in the LLC Agreement, as in effect from time to time, or as provided by nonwaivable provisions of applicable law, no Member, in its capacity as such, shall have any right to vote or take part in the management or control of the business of the Company or have any power or authority to act for or to bind the Company.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation as of the      day of                     , 2006.

/s/
, Authorized Person

SCHEDULE A

Members	Number of Membership Units	Value of Initial Capital Contribution
Barton Beers, Ltd. Notices to: Barton Beers, Ltd. One South Dearborn Street Suite 1700 Chicago, IL 60603 Attention: General Counsel Facsimile: (312) 346-7488 With a copy to: Nixon Peabody LLP 1300 Clinton Square Rochester, NY 14604 Attention: James A. Locke, III Facsimile: (585) 263-1600	50	$92,500,000.00

GModelo Corporation Notices to: GModelo Corporation 1209 Orange Street City of Wilmington County of New Castle Delaware 19801 Attention: General Counsel Facsimile: (52-55) 2266-0000 x6485 With a copy to: Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Attention: David Mercado, Esq. Facsimile: (212)474-3700	50	$92,500,000.00

SCHEDULE B

Company Brands

Corona Extra

Corona Light

Coronita

Modelo Especial

Negra Modelo

Pacifico

St. Pauli Girl

Tsingtao

SCHEDULE C

Strategic Pricing Initiative

[****]

[****]	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

SCHEDULE C-1

Strategic Pricing Initiative – Illustrative Examples (not actual figures)

[****]

[****]	Approximately three pages of confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.